Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended June 30, 2019

NEW YORK--(BUSINESS WIRE)--July 31, 2019--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended June 30, 2019. GAAP income before taxes for the three months ended June 30, 2019 was $38.3 million, and diluted earnings per share was $0.30. Core earnings was $51.0 million, or $0.43 of core EPS. After tax GAAP return on average equity was 8.9% and after-tax core return on average equity was 12.5%.

“Ladder reported another strong quarter, comfortably covering our dividend for the 18th straight period. Our results validate the strength of our multi-cylinder business model, which continues to deliver double-digit returns on equity while providing us with the flexibility to seek the best risk-adjusted opportunities for shareholders,” said Brian Harris, Ladder’s Chief Executive Officer.

Supplemental

The Company issued a supplemental presentation detailing its second quarter 2019 operating results, which can be viewed at http://ir.laddercapital.com/.

Conference Call and Webcast

We will host a conference call on Wednesday, July 31, 2019 at 5:00 p.m. Eastern Time to discuss second quarter 2019 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Wednesday, July 31, 2019 through midnight Wednesday, August 14, 2019. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13692499. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with over $6 billion of assets. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City with regional offices in California and Florida.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)
	June 30, 2019(1)	December 31, 2018(1)
	(Unaudited)
Assets
Cash and cash equivalents	$126,529	$67,878
Restricted cash	88,904	30,572
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	3,119,857	3,318,390
Provision for loan losses	(18,500)	(17,900)
Mortgage loan receivables held for sale	111,977	182,439
Real estate securities	1,788,415	1,410,126
Real estate and related lease intangibles, net	984,377	998,022
Investments in and advances to unconsolidated joint ventures	57,751	40,354
FHLB stock	61,619	57,915
Derivative instruments	536	—
Due from brokers	5	—
Accrued interest receivable	24,269	27,214
Other assets	61,036	157,862
Total assets	$6,406,775	$6,272,872
Liabilities and Equity
Liabilities
Debt obligations, net	$4,613,088	$4,452,574
Due to brokers	25,500	1,301
Derivative instruments	—	975
Amount payable pursuant to tax receivable agreement	1,559	1,570
Dividends payable	1,860	37,316
Accrued expenses	55,453	82,425
Other liabilities	61,241	53,076
Total liabilities	4,758,701	4,629,237
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 110,693,832 and 106,642,335 shares issued and 107,550,933 and 103,941,173 shares outstanding	108	105
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 12,158,933 and 13,117,419 shares issued and outstanding	12	13
Additional paid-in capital	1,526,469	1,471,157
Treasury stock, 3,142,899 and 2,701,162 shares, at cost	(41,535)	(32,815)
Retained earnings (dividends in excess of earnings)	(30,847)	11,342
Accumulated other comprehensive income (loss)	12,171	(4,649)
Total shareholders’ equity	1,466,378	1,445,153
Noncontrolling interest in operating partnership	172,466	188,427
Noncontrolling interest in consolidated joint ventures	9,230	10,055
Total equity	1,648,074	1,643,635

Total liabilities and equity	$6,406,775	$6,272,872
(1) Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net interest income
Interest income	$85,322	$85,230	$171,789	$163,437
Interest expense	52,369	48,417	103,618	93,130
Net interest income	32,953	36,813	68,171	70,307
Provision for loan losses	300	300	600	3,300
Net interest income after provision for loan losses	32,653	36,513	67,571	67,007

Other income (loss)
Operating lease income	27,780	26,171	56,701	54,310
Sale of loans, net	20,264	6,144	27,342	11,032
Realized gain (loss) on securities	4,464	(1,243)	7,329	(2,342)
Unrealized gain (loss) on equity securities	(990)	—	1,088	—
Unrealized gain (loss) on Agency interest-only securities	11	110	22	313
Realized gain (loss) on sale of real estate, net	(1,124)	1,628	(1,119)	32,637
Impairment of real estate	—	—	(1,350)	—
Fee and other income	7,196	6,477	11,882	12,728
Net result from derivative transactions	(15,457)	7,081	(26,491)	22,040
Earnings (loss) from investment in unconsolidated joint ventures	1,564	13	2,522	65
Gain (loss) on extinguishment/defeasance of debt	—	—	(1,070)	(69)
Total other income (loss)	43,708	46,381	76,856	130,714
Costs and expenses
Salaries and employee benefits	14,907	13,866	38,481	30,962
Operating expenses	6,012	5,597	11,413	11,144
Real estate operating expenses	6,032	7,836	11,506	16,654
Fee expense	1,183	799	2,895	1,641
Depreciation and amortization	9,935	10,656	20,162	21,479
Total costs and expenses	38,069	38,754	84,457	81,880
Income (loss) before taxes	38,292	44,140	59,970	115,841
Income tax expense (benefit)	2,219	573	(634)	4,476
Net income (loss)	36,073	43,567	60,604	111,365
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	307	133	754	(8,289)
Net (income) loss attributable to noncontrolling interest in operating partnership	(4,136)	(5,294)	(6,939)	(13,795)
Net income (loss) attributable to Class A common shareholders	$32,244	$38,406	$54,419	$89,281

Earnings per share:
Basic	$0.31	$0.40	$0.52	$0.93
Diluted	$0.30	$0.40	$0.51	$0.93

Weighted average shares outstanding:
Basic	105,511,385	96,810,266	104,888,925	96,003,151
Diluted	105,892,420	97,165,899	105,742,589	96,276,824

Dividends per share of Class A common stock	$0.340	$0.325	$0.680	$0.640

Non-GAAP Financial Measures

We present core earnings, core EPS, and after-tax core return on average equity (“after-tax core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe core earnings, core EPS and after-tax core ROAE assist investors in comparing our performance across reporting periods on a more relevant and consistent basis by excluding certain non-cash expenses and unrecognized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. We use core earnings, core EPS and after-tax core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. In addition, core earnings is used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We define core earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures, (iv) economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods, (v) non-cash stock-based compensation and (vi) certain transactional items.

Core EPS is defined as after-tax core earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in core earnings and after-tax core earnings.

Set forth below is an unaudited reconciliation of net income to after-tax core earnings, and an unaudited computation of core EPS (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss)	$36,073	$43,567	$60,604	$111,365
Income tax expense (benefit)	2,219	573	(634)	4,476
Income (loss) before taxes	38,292	44,140	59,970	115,841
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP)(1)	299	126	738	(8,305)
Our share of real estate depreciation, amortization and gain adjustments(2)(3)	6,590	8,777	12,257	14,835
Adjustments for unrecognized derivative results(4)	2,187	(4,596)	11,302	(12,706)
Unrealized (gain) loss on fair value securities	861	(110)	(1,227)	(313)
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	(645)	(246)	(648)	(538)
Non-cash stock-based compensation	3,371	2,341	15,465	5,424
Core earnings	50,955	50,432	97,857	114,238
Core estimated corporate tax benefit (expense)(5)	22	(645)	316	(4,097)
After-tax core earnings	$50,977	$49,787	$98,173	$110,141
Adjusted weighted average diluted shares outstanding(6)	118,565	110,483	118,678	110,382
Core EPS	$0.43	$0.45	$0.83	$1.00

(1) Includes $8 thousand and $7 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three months ended June 30, 2019 and 2018, respectively. Includes $16 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the six months ended June 30, 2019 and 2018.

(2) The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Total GAAP depreciation and amortization	$9,935	$10,656	$20,162	$21,479
Less: Depreciation and amortization related to non-rental property fixed assets	(25)	(19)	(49)	(37)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(1,070)	(1,012)	(1,976)	(1,371)
Our share of real estate depreciation and amortization	8,840	9,625	18,137	20,071

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(1,935)	(292)	(5,421)	(5,486)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	42	2	42	1,190
Our share of accumulated depreciation and amortization on real estate sold	(1,893)	(290)	(5,379)	(4,296)

Less: Operating lease income on above/below market lease intangible amortization	(357)	(558)	(501)	(940)

Our share of real estate depreciation, amortization and gain adjustments	$6,590	$8,777	$12,257	$14,835

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

GAAP realized gain (loss) on sale of real estate, net	$(1,124)	$1,628	$(1,119)	$32,637
Adjusted gain/loss on sale of real estate for purposes of core earnings	3,017	(1,338)	6,498	(28,341)
Our share of accumulated depreciation and amortization on real estate sold	$1,893	$290	$5,379	$4,296

(3) During the three months ended March 31, 2019 we recognized $5.7 million of operating lease income from prepayment of a lease, a $1.1 million loss on extinguishment of debt and a $1.4 million impairment of real estate related to a single-tenant two-story office building in Wayne, NJ. This property was sold on May 1, 2019. For core earnings, we recognize the net impact of these events in the period the sale was realized. Accordingly, the $3.3 million net impact of the income and losses discussed above have been excluded from core earnings for the three months ended March 31, 2019 and have been included in core earnings for the three and six months ended June 30, 2019.

(4) The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net results from derivative transactions	$(15,457)	$7,081	$(26,491)	$22,040
Hedging interest expense	1,640	1,535	1,491	4,424
Hedging realized result	11,630	(4,020)	13,698	(13,758)
Adjustments for unrecognized derivative results	$(2,187)	$4,596	$(11,302)	$12,706
(5) Core estimated corporate tax benefit (expense) based on effective tax rate applied to core earnings generated by the activity within our taxable REIT subsidiary.
(6) Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Weighted average diluted shares outstanding	105,892	97,166	105,743	96,277
Weighted average shares issuable to converted Class B shareholders	12,673	13,317	12,935	14,105
Adjusted weighted average diluted shares outstanding	118,565	110,483	118,678	110,382

After-tax core ROAE is presented on an annualized basis and is defined as after-tax core earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax core earnings. Set forth below is an unaudited computation of after-tax core ROAE ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

After-tax core earnings	$50,977	$49,787	$98,173	$110,141
Average shareholders’ equity and NCI in operating partnership	1,636,730	1,497,124	1,635,414	1,490,929
After-tax core ROAE	12.5%	13.3%	12.0%	14.8%

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  core earnings, core EPS and after-tax core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  core EPS and after-tax core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate; and

  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts

Investor Contact
Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com